SCHEDULE 14A INFORMATION

Proxy  Statement  Pursuant to Section 14(a) of the Securities Exchange
Act of 1934
(Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting  Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                        THE ROYCE FUND
        (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a- 6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    ------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

    ------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ------------------------------------------------------------------


    4) Proposed maximum aggregate value of transaction:

    ------------------------------------------------------------------

    5) Total fee paid:

    ------------------------------------------------------------------

[  ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     -----------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

     -----------------------------------------------------------------

     3) Filing Party:

     -----------------------------------------------------------------

     4) Date filed:

     -----------------------------------------------------------------

                                   Preliminary Proxy Material



                                   __________________, 1997



Dear Royce GiftShares Fund Beneficiary:

As beneficiary of a trust (or beneficiary representative of a trust) which is invested in shares of Royce GiftShares Fund, you have the right to vote the shares held in your trust on matters submitted for vote at meetings of the Fund's shareholders.

A shareholder meeting has been called by the The Royce Fund's Board of Trustees for the purpose of approving a Plan of Distribution for shares of Royce GiftShares Fund. The Plan provides for payments by the Fund at a maximum annual rate of
 .25% of the average daily net assets of the Fund's current shares. WHEN THE DISTRIBUTION FEES ARE IMPOSED, THE FUND'S MANAGEMENT FEE WILL BE DECREASED BY .25%, SO THAT THERE WILL BE NO NET CHANGE IN THE MAXIMUM EXPENSES IMPOSED ON YOUR SHARES. Quest Advisory Corp., the Fund's investment adviser, has committed to waive its fees and reimburse expenses to the extent necessary to maintain the Fund's expense ratio at or below 1.49% until December 31, 1997.

The Board of Trustees has approved the proposed Plan. In approving the Plan, the Trustees determined that there was a reasonable likelihood that the Plan would benefit the Fund and its shareholders. The Trustees believe that it is in the best interests of the Fund and its shareholders to increase the Fund's net assets to a level that will substantially reduce the Fund's expense ratio before fee waivers and expense reimbursements and increase the Fund's investment options. It is anticipated that the Plan of Distribution will facilitate the growth of net assets.

Your vote is very important. Please complete, sign and mail your proxy card as soon as possible. State Street Bank and Trust Company, as trustee for your trusts investing in the Fund, will vote all shares for which no proxies are returned in the same proportion as the shares for which proxies are returned. If you have any questions regarding the proxy material, please call Investor Information at 1-800-221-4268.

Sincerely,


Charles M. Royce
President




           NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         THE ROYCE FUND


To the Shareholders of
Royce GiftShares Fund:

       NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Royce GiftShares Fund (the "Fund"), a series of The Royce Fund (the "Trust"), will be held at the offices of the Trust, 1414 Avenue of the Americas, New York, New York, on _____________, 1997 at ____ .m. (Eastern Time), for the following purposes:

           1. To approve the Trust's Plan of Distribution for shares of Royce GiftShares Fund (the "Distribution Plan" or the "Plan"), providing for payments by the Fund at a maximum annual rate of .25% of the average daily net assets of the Fund's shares.

           2. To transact such other business as may come before the meeting or any adjournment thereof.

      The Board of Trustees has fixed the close of business on __________, 1997 as the record date for the determination of those shareholders entitled to vote at the meeting, and only holders of record at the close of business on that date will be entitled to vote.

      Royce GiftShares Fund's Annual Report to Shareholders for the year ended December 31, 1996 was previously mailed to shareholders, and copies are available upon request, without charge, by writing to the Trust at 1414 Avenue of the Americas, New York, New York 10019 or calling toll-free at 1-800-221-4268.

                               IMPORTANT

       To save the Trust the expense of additional proxy solicitation, please insert your instructions on the enclosed Proxy, date and sign it and return it in the enclosed envelope (which requires no postage if mailed in the United States), even if you expect to be present at the meeting. The Proxy is solicited on behalf of the Board of Trustees, is revocable and will not affect your right to vote in person in the event that you attend the meeting.

                    By order of the Board of Trustees,


                    John E. Denneen
                    Secretary

____________, 1997

             PROXY STATEMENT FOR SPECIAL MEETING OF
                 SHAREHOLDERS OF THE ROYCE FUND


     The enclosed Proxy is solicited on behalf of the Trustees of The Royce Fund for use at the Special Meeting of Shareholders of Royce GiftShares Fund, a series of the Trust, to be held at the offices of the Trust, 1414 Avenue of the Americas, New York, New York 10019 (10th Floor), at ___m., Eastern Time, on _______, 1997
and at any adjournments thereof.

       The purpose of the meeting is the approval of the Distribution Plan for shares of the Fund in order to facilitate the distribution of the Fund's shares.

      The Proxy may be revoked at any time before it is exercised by written instructions to the Trust or by filing a new Proxy with a later date, and any shareholder attending the meeting may vote in person, whether or not he or she has previously filed a Proxy.

     Shares represented by all properly executed proxies received in time for the meeting will be voted. Where a shareholder has specified a choice on the proxy with respect to Proposal 1 in the Notice of Special Meeting, his or her shares will be voted accordingly. If no directions are given, the shareholder's shares will be voted in favor of this Proposal. The cost of soliciting proxies will be borne by Quest Distributors, Inc. ("QDI"), the distributor of the Trust's shares, which will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding proxy material to the beneficial owners of the Fund's shares. Some officers and employees of the Trust, QDI and/or Quest Advisory Corp. ("Quest"), the Fund's investment adviser, may solicit proxies personally and by telephone, if deemed desirable. Shareholders vote at the Special Meeting by casting ballots (in person or by proxy) which are tabulated by one or two persons, appointed by the Board of Trustees before the meeting, who serve as Inspectors and Judges of Voting at the meeting and who have executed an Inspectors and Judges Oath. Neither abstentions nor broker non-votes are counted in the tabulation of such votes.

      On ____, 1997, the record date for the meeting, there were ________ shares of the Fund outstanding. The shareholders entitled to vote are those of record on that date. Each share is entitled to one vote on each item of business at the meeting. The following persons were known to the Trust to be beneficial owners or owners of record of 5% or more of the Fund's outstanding shares of beneficial interest as of the record date.


Name and Address              Amount and Nature                    Percentage
of Owner                      of Ownership                          of Class
----------------              -----------------                    ----------

W. Whitney George, Trustee      146,369 shares                        72.6%
The Royce 1992 GST Trust        (Record and
1414 Avenue of the Americas     beneficial -
New York, NY 10019              sole investment and voting power)


As of such date, all of the Trustees and officers of the Trust as
a  group  owned  ________  shares of  the  Fund  (     %  of  the
outstanding shares).

                    APPROVAL OR DISAPPROVAL OF THE
                           DISTRIBUTION PLAN
                         FOR THE FUND'S SHARES
                              (PROPOSAL 1)

      The  Fund  is a no-load fund, and its shareholders  do  not
currently  incur any 12b-1 fees.  Management fees are 1.25%.   In
order to facilitate the distribution of the Fund's shares without
increasing   the  total  fees  payable  by  the  Fund's   current
shareholders  to QDI and Quest, it is proposed (i)  to  impose  a
 .25% 12b-1 fee on the Fund's current shares and (ii) when the 12b-1 fee is imposed, to reduce the Fund's management fee by .25% to 1.00%.

     These actions will facilitate the distribution of the Fund's shares by enabling the Fund to divide its shares into two separate classes. The first class, to be called the Investment Class, would include the Fund's currently outstanding shares and any additional Investment Class shares that may be purchased in the future by current and/or new shareholders. The second class, to be called the Consultant Class, would be available through certain broker/dealers who enter into agreements with QDI; they would have a sales charge and a higher 12b-1 fee and be converted into Investment Class shares after a number of years from the date of purchase. Information about QDI, the Distribution Plan and the Distribution Agreement under it is set forth below.


     QDI

      QDI, the distributor of the shares of each series of the Trust, has its office at 1414 Avenue of the Americas, New York, New York 10019. It was organized in November 1982 and is a member of the National Association of Securities Dealers, Inc.

      QDI is or may be compensated as the distributor of the shares of certain series of the Trust or of certain classes of shares of such series pursuant to a Distribution Agreement between QDI and the Trust and the Distribution Plan. Set forth below is a summary of the material terms of the Distribution Agreement and the Distribution Plan.


     DISTRIBUTION AGREEMENT AND PLAN

     Under the Proposal, the Fund's Investment Class shares would become obligated to pay fees to QDI under QDI's Distribution Agreement for the Fund with the Trust at the rate of up to .25% of the Class's average daily net assets. Except to the extent that they may be waived by QDI, these fees would not be subject to any required reductions.

      Under the Distribution Agreement, QDI (i) seeks to promote the sale and/or continued holding of shares of the series or class of shares of the series involved through a variety of activities, including advertising, direct marketing and servicing investors and introducing parties on an on-going basis; (ii) pays sales commissions and other fees to those broker-dealers, investment advisers and others (excluding banks) who have introduced investors to such series/class (which commissions and other fees may or may not be the same amount as, or otherwise comparable to, the 12b-1 fees payable to QDI); (iii) pays the cost of preparing, printing and distributing any advertising or sales literature and the cost of printing and mailing the series'/class' prospectus to persons other than shareholders of the series/class; and (iv) pays all other expenses incurred by it in promoting the sale and/or continued holding of the shares of such series/class and in rendering such services under the Distribution Agreement. The Trust bears the expense of registering its shares with the Securities and Exchange Commission and the cost of qualifying and maintaining the qualification of its shares for sale under the securities laws of the various states.

      The Trust entered into the Distribution Agreement with QDI pursuant to the Distribution Plan which, among other things, permits each series or class of shares of a series covered by the Plan to pay the monthly 12b-1 fee out of its net assets. As required by Rule 12b-1 under the Investment Company Act of 1940, the Plan has been approved by the Trust's Board of Trustees (which also approved the Distribution Agreement pursuant to which the 12b-1 fees are paid), including a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or the Distribution Agreement.

      In approving the Plan, the Trustees, in accordance with the requirement of Rule 12b-1, considered various factors (including the amount of the 12b-1 fees) and determined that there was a reasonable likelihood that the Plan would benefit each series and its shareholders or class of shares of each series covered by the Plan.

      The Plan may be terminated as to any series or any class of shares of any series by vote of a majority of the non-interested Trustees who have no direct or indirect financial interest in the Plan or in the Distribution Agreement or by vote of a majority of the outstanding shares of such series or class. Any change in the Plan that would materially increase the distribution cost to a series or class requires approval by the shareholders of such series or class; otherwise, the Plan may be amended by the Trustees, including a majority of the non-interested Trustees, as described above.

      The Distribution Agreement may be terminated as to any series or class at any time on 60 days' written notice and without payment of any penalty by QDI, by the vote of a majority of the outstanding shares of such series or class or by the vote of a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to it.

      The Distribution Agreement and the Plan, if not sooner terminated in accordance with their terms, will continue in effect for successive one-year periods, provided that each such continuance is specifically approved (i) by the vote of a majority of the Trustees who are not parties to the Agreement or interested persons of any such party and who have no direct or indirect financial interest in the Plan or the Agreement and (ii) either by the vote of a majority of the outstanding shares of the series or class of shares of the series involved or by the vote of a majority of the entire Board of Trustees.

               -----------------------------------------

     While the Plan is in effect, the selection and nomination of those  Trustees who are not interested persons of  the  Trust  is
committed  to  the  discretion  of  the  Trustees  who  are   not
interested persons.


      As indicated above, the Proposal contemplates that the Investment Advisory Agreement for the Fund between the Trust and Quest will be amended by reducing the fee payable by the Fund to Quest from 1.25% to 1% per annum of the Fund's average daily net assets. Such reduction would become effective following approval of the Proposal by the Fund's shareholders, when the Fund's outstanding shares become Investment Class shares and the 12b-1 fee is first imposed on such shares.

     The Trustees believe that it is in the best interests of the Fund and its shareholders to increase the Fund's net assets ($1,063,589 as of December 31, 1996) to a level that will (i) substantially reduce the ratio of the Fund's total operating expenses to its average net assets (6.53% for 1996, before management fee waiver and other expense reimbursement; 1.49% after waiver and reimbursement) and (ii) increase the Fund's investment options. Because the Proposal will not increase the combined total of the management fees and 12b-1 fees payable by the Fund's current shareholders (whose shares will become Investment Class shares), the Board concluded that there is a reasonable likelihood that the proposed Distribution Plan for the Fund's shares will benefit the Fund and its shareholders.


     RECOMMENDATION OF THE TRUSTEES; REQUIRED VOTES

      THE TRUSTEES RECOMMEND THAT THE FUND'S SHAREHOLDERS VOTE TO APPROVE THE DISTRIBUTION PLAN FOR SHARES OF THE FUND. Such approval will require the favorable vote of the lesser of (i) more than 50% of the Fund's outstanding shares and (ii) 67% or more of the Fund's shares present at the meeting, if the holders of more than 50% of the Fund's shares are present or represented by proxy.

      W. Whitney George, the owner of approximately 72.6% of the Fund's outstanding shares, has advised the Trust that he expects to vote such shares For the Proposal.


     ADJOURNMENT OF MEETING; OTHER MATTERS

     In the event that sufficient votes in favor of Proposal 1 in the Notice of Special Meeting are not received by the time scheduled for the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies for such Proposal. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of
Proposal  1.   They will vote against any such adjournment  those
proxies required to be voted against Proposal 1.

      While the meeting has been called to transact any business that may properly come before it, the only matter which the Trustees intend to present is the matter stated in the Notice of Special Meeting. However, if any additional matter properly comes before the meeting and on all matters incidental to the conduct of the meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment on such matters unless instructed to the contrary.


     QUEST

      Quest's principal office is located at 1414 Avenue  of  the
Americas, New York, New York 10019. Charles M. Royce is the President, Secretary, Treasurer, sole director and sole voting shareholder of Quest. W. Whitney George is a Vice President of Quest. Mr. Royce is also the President, Treasurer and a Trustee of the Trust, and Mr. George is also a Vice President of the Trust.


     SHAREDHOLDER PROPOSALS

      The Trust does not hold annual shareholder meetings. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholder meeting should send their written proposals to the Secretary of the Trust, 1414 Avenue of the Americas, New York, New York 10019.

     PLEASE FILL IN, DATE AND SIGN THE PROXY AND RETURN IT IN THE
ACCOMPANYING POSTAGE-PAID ENVELOPE.


                          APPENDIX 1

PROXY           ROYCE GIFTSHARES FUND             PROXY
                 1414 Avenue of the Americas
                     New York, NY 10019

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints Charles M. Royce and John E. Denneen, or either of them, acting in absence of the other, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of the Fund held of
record by the undersigned on           , 1997, at the
Special Meeting of Shareholders to be held on           ,
1997, or at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER.  IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

 PLEASE VOTE , DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                  IN THE ENCLOSED ENVELOPE.

  Please sign exactly as your name(s) appear(s) on reverse.
  When shares are held by joint tenants, both should sign.
  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, pleas sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


HAS YOUR ADDRESS CHANGED?            DO YOU HAVE ANY COMMENTS?

-------------------------            -------------------------

-------------------------            -------------------------

-------------------------            -------------------------




X PLEASE MARK VOTES
  AS IN THIS EXAMPLE

---------------------
ROYCE GIFTSHARES FUND
---------------------                                   For   Against  Abstain


                         1. PROPOSAL TO APPROVE THE
                            ROYCE FUND'S PLAN OF
                            DISTRIBUTION FOR ROYCE
                            GIFTSHARES FUND SHARES.

                         2. THE PROXIES ARE AUTHORIZED
                            TO VOTE UPON SUCH OTHER
                            MATTERS AS MAY PROPERLY COME
                            BEFORE THE MEETING.




Please be sure to sign and date this Proxy.    Date: Mark box at right if an
                                                     address change or comment
                                                     has been noted on the
                                                     reverse side of this card.



Shareholder sign here     Co-owner sign here         RECORD DATE SHARES: